UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2014 (November 20, 2014)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael A. Happel as Chief Executive Officer to Replace Nicholas S. Schorsch

On November 20, 2014, the board of directors of American Realty Capital New York City REIT, Inc. (the “Company”) appointed Michael A. Happel, currently the president and secretary of the Company, to serve as the Company’s chief executive officer. Mr. Happel will also serve as chief executive officer of the Company’s advisor and the Company’s property manager. Mr. Happel will continue to serve in his role as president and secretary of the Company. There are no related party transactions involving Mr. Happel that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Happel’s appointment as chief executive officer, Nicholas S. Schorsch resigned from his role as chief executive officer of the Company, effective as of that same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Mr. Schorsch also resigned from his role as chief executive officer of the Company’s advisor and the Company’s property manager.

Mr. Happel, 51, has served as president of the Company, the Company’s advisor and the Company’s property manager since their respective formations in December 2013. Mr. Happel has also served as secretary of the Company, the Company’s advisor and the Company’s property manager since November 2014. Mr. Happel has served as executive vice president, chief investment officer and as an observer to the board of directors of New York REIT, Inc (“NYRT”) since its formation in October 2009, and, in March 2014, was promoted to president of NYRT. Mr. Happel also served as executive vice president and chief investment officer of NYRT’s advisor and property manager from their respective formations in November 2009 until March 2014, and in March 2014, was promoted to president of NYRT’s advisor and property manager. Mr. Happel has over 20 years of experience investing in real estate, including office, retail, multifamily, industrial, and hotel properties, as well as real estate companies. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross internal rate of return for investors and MSREF II generated approximately a 27% gross internal rate of return for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he worked at Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: November 25, 2014	By:	/s/ Michael A. Happel
		Name:	Michael A. Happel
		Title:	Chief Executive Officer